Exhibit 5.1

(313) 465-7000 Fax: (313) 465-8000

April 6, 2018

Diplomat Pharmacy, Inc.

4100 S. Saginaw St.

Flint, MI 48507

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Diplomat Pharmacy, Inc., a Michigan corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s common stock, no par value per share (the “Common Stock”). Reference is made to our opinion letter dated April 6, 2018 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement relating to the Registration Statement (the “Prospectus Supplement”) dated April 6, 2018 and filed on April 6, 2018 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the registration by the Company of 4,113,188 shares Common Stock to be offered from time to time by the selling shareholders named in the Registration Statement.

Based upon our examination of such documents and other matters we deem relevant, it is our opinion that the shares of Common Stock covered by the Registration Statement have been duly authorized and validly issued and are fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement included in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Honigman Miller Schwartz and Cohn LLP

HONIGMAN MILLER SCHWARTZ AND COHN LLP

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